As filed with the Securities and Exchange Commission on July 28, 1997 - Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          INDEPENDENT BANK CORPORATION
             (Exact name of registrant as specified in its charter)

             Michigan                                  38-2032782
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                 230 West Main Street, Ionia, Michigan        48846
               (Address of Principal Executive Offices)     (Zip Code)
             Independent Bank Corporation Employee Stock Option Plan
                            (Full Title of the Plan)
              William R. Kohls, P.O. Box 491, Ionia, Michigan 48846
                     (Nameand address of agent for service)
                          Copies of Communications to:
                              Michael G. Wooldridge
                      Varnum, Riddering, Schmidt & Howlett
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                                  CALCULATION OF REGISTRATION FEE

                                                        Proposed                Proposed
       Title of                                          Maximum                 Maximum
   Securities to be           Amount to be           Offering Price             Aggregate                Amount of
      Registered               Registered             Per Share(2)           Offering Price          Registration Fee
    Common Stock
($1.00 Par Value)           187,500 Shares(1)            $29.875              $5,601,562.50              $1,697.44

(1) Represents the number of shares of Common Stock authorized for issuance under the Independent Bank Corporation Employee Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.

(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $29.875 per share, the average of the high and low sales prices for the Common Stock of Independent Bank Corporation in the NASD National Market System on July 23, 1997, in accordance with Rule 457(h).

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                          INDEPENDENT BANK CORPORATION
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


     The Company's Registration Statement on Form S-8 (Registration No. 33-62090), providing for the registration of shares issuable under the Company's Employee Stock Option Plan (the "Plan") is hereby incorporated by reference. This Registration Statement provides for the registration of an additional 187,500 shares of the same class of securities issuable under the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ionia, State of Michigan, on the 22nd day of July, 1997.

                                        INDEPENDENT BANK CORPORATION


                                        By /s/ Charles C. Van Loan
                                           Charles C. Van Loan, President and
                                           Chief Executive Officer




                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles C. Van Loan and William R. Kohls, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on July 22, 1997, by the following persons in the capacities indicated.


/s/ Charles C. Van Loan                      /s/ Terry L. Haske
Charles C. Van Loan, Director                Terry L. Haske, Director

/s/ Charles A. Palmer                        /s/ Thomas F. Kohn
Charles A. Palmer, Director                  Thomas F. Kohn, Director

/s/ Robert J. Leppink                        /s/ Arch V. Wright, Jr.
Robert J. Leppink, Director                  Arch V. Wright, Jr., Director

/s/ Keith E. Bazaire                         /s/ James Twarozynski
Keith E. Bazaire, Director                   James Twarozynski, Principal
                                             Accounting Officer
/s/ William R. Kohls
William R. Kohls, Executive Vice
President, Secretary,
Treasurer, and Chief Financial Officer

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Independent Bank Corporation

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                    /s/ KPMG PEAT MARWICK






Lansing, Michigan
July 18, 1997

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:




Item 4       Independent Bank Corporation Employee Stock Option Plan, As Amended

Item 5       Opinion of Varnum, Riddering, Schmidt & Howlett

Item 23(a)   Consent of KPMG Peat Marwick - included on page S-3 hereof

Item 23(b)   Consent of Varnum, Riddering, Schmidt & Howlett-included in
             Exhibit 5

Item 24      Power of Attorney - included on page S-2 hereof

                                  July 25, 1997



Independent Bank Corporation
230 West Main Street
P.O. Box 491
Ionia, Michigan   48846

         Re: Registration Statement on Form S-8 Relating to the Independent Bank Corporation Employee Stock Option Plan

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Independent Bank Corporation, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 187,500 shares of the Company's common stock, par value $1.00 per share, for issuance pursuant to the Company's Employee Stock Option Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 187,500 shares covered by the Registration Statement upon the exercise of stock option, as the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP

                            /s/ Michael G. Wooldridge

                         Michael G. Wooldridge, Partner


                                    EXHIBIT 5